UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2017

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements for Named Executive Officers

Separation and General Release Agreement

On March 21, 2017, Par Pacific Holdings, Inc. (“Par” or the “Company”) entered into a Separation and General Release Agreement (the “Separation Agreement”) with Christopher Micklas, the Company’s former Chief Financial Officer. Mr. Micklas resigned as Chief Financial Officer of the Company on March 21, 2017 and separated from the Company on March 24, 2017 (the “Separation Date”).

In connection with Mr. Micklas’ separation from the Company, pursuant to the terms of his Separation Agreement and consistent with the terms of the Par Pacific Holdings, Inc. Severance Plan for Senior Officers, Mr. Micklas will receive (i) $355,000, comprising one year’s base annual compensation in effect at the time of his separation from the Company, and (ii) $149,000, comprising the average annual bonus paid to Mr. Micklas over the three years prior to his separation from the Company, each of which shall be paid in installments payable over twelve months following Mr. Micklas’ separation from Par, beginning on the Company’s first payroll date that is at least sixty days after the Separation Date (the term of such payments, the “Term”). Additionally, notwithstanding any terms of the Amended and Restated Par Pacific Holdings, Inc. 2012 Long-Term Incentive Plan to the contrary, all shares of Par restricted stock and stock options previously awarded to Mr. Micklas shall vest according to the terms of the applicable award agreements. Mr. Micklas will also receive any unreimbursed business expenses and accrued but unused vacation time through the Separation Date, and vested amounts and accrued but unpaid contributions, if any, payable to him under the Company’s 401(k) plan. These payments and the other benefits provided are subject to the terms and conditions of the Separation Agreement, which may be revoked by Mr. Micklas for a period of seven days after Mr. Micklas executed it.

On March 21, 2017, Mr. Micklas and Par also entered into an Agreement and General Release that includes a release of any potential claims by Mr. Micklas, certain confidentiality restrictions, a non-solicitation and non-compete restriction during the Term, and other restrictive covenants.

The foregoing descriptions of the terms and conditions of the Separation Agreement and the Agreement and General Release are not complete and are qualified in their entirety by, and should be read in conjunction with, the complete text of the Separation Agreement and the Agreement and General Release, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Performance Restricted Stock Unit Award Agreement
On February 28, 2017, the Board approved a new form of Performance Restricted Stock Unit Award Agreement and the awards set forth below pursuant thereto calculated based on the closing price of Par’s common stock on such date, subject to the development of performance metrics applicable to such Performance Restricted Stock Unit Awards by the Company’s management and the Compensation Committee of the Board. The performance metrics are designed to align certain forms of equity compensation payable to Par’s executive officers to the Company’s performance. On March 30, 2017, the applicable performance metrics were finalized. The form of Performance Restricted Stock Unit Award Agreement is included herewith as Exhibit 10.3.

Officer	Number of Restricted Stock Units (#)	Dollar Value ($)
William Pate	11,986	175,000
Joseph Israel	11,986	175,000
William Monteleone	8,562	125,000
James Matthew Vaughn	6,849	100,000

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1    Separation Agreement dated March 21, 2017
10.2    Agreement and General Release dated March 21, 2017
10.3    Form of Performance Restricted Stock Unit Award Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: March 31, 2017	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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